Exhibit 23.4

Consent Letter

To:

Waton Financial Limited (the “Company”)
Suites 3605-06
36F, Tower 6, The Gateway
Harbour City
Kowloon, Hong Kong
Date: February 7, 2025

Dear Sirs,

We hereby consent to the reference to our firm under the headings “Prospectus Summary,” “Risk Factors,” “Legal Matters,” and elsewhere in the Company’s registration statement on Form F-1, filed with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended.

Yours faithfully,

Global Law Office